UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 27, 2014

FUELCELL ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut		06813
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (203) 825-6000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
There were five (5) matters submitted to a vote of securities at the FuelCell Energy, Inc. Annual Shareholders’ Meeting, which was held on March 27, 2014. Following are the five (5) proposals:
(1) To elect seven (7) directors to serve for the ensuing year and until their successors are duly elected and qualified.
The results of the voting were as follows:

NAME OF DIRECTOR	VOTES FOR	VOTES WITHHELD
Arthur A. Bottone	83,184,117	2,881,319
Richard A. Bromley	82,572,034	3,493,402
James Herbert England	82,263,743	3,801,693
James D. Gerson	82,382,141	3,683,295
William A. Lawson	82,196,853	3,868,583
John A. Rolls	82,563,636	3,501,800
Togo Dennis West, Jr.	82,737,389	3,328,047
BROKER NON-VOTES: 97,056,239

(2) To ratify the selection of KPMG LLP as the independent registered public accounting firm for fiscal year 2014.

The results of the voting were as follows:

VOTES FOR: 178,958,010
VOTES AGAINST: 2,115,524
ABSTAINED: 2,048,141

(3) To amend the FuelCell Energy, Inc. 2010 Equity Incentive Plan.

The results of the voting were as follows:

VOTES FOR: 77,252,260
VOTES AGAINST: 6,982,462
ABSTAINED: 1,830,714

(4) To amend the FuelCell Energy, Inc. Articles of Incorporation to increase the authorized common stock from 275,000,000 shares to 400,000,000 shares.

The results of the voting were as follows:

VOTES FOR: 157,508,324
VOTES AGAINST: 23,045,152
ABSTAINED: 2,568,199

(5) To vote, on an advisory basis, on the compensation of the named officers of FuelCell Energy, Inc. as set forth in the FuelCell Energy, Inc. 2014 Proxy Statement.

The results of the voting were as follows:

VOTES FOR: 78,584,322
VOTES AGAINST: 6,124,692
ABSTAINED: 1,356,422

2

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: April 1, 2014	By:	/s/ Michael S. Bishop
Michael S. Bishop
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer